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                                                                       EXHIBIT 5

                        [WOLFF & SAMSON, P.A. LETTERHEAD]


                                                          July 25, 2000


Daisytek International Corporation
500 North Central Expressway
Plano, Texas 75074

Gentlemen:

     We have acted as counsel to Daisytek International Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 1,999,026 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") pursuant to the terms of the Converted Options (as such term is defined in the Registration Statement).

     We have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended, the Registration Statement, the Converted Options and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that all of the Shares have been duly authorized and, when issued and sold in accordance with the terms described in the Converted Options, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ WOLFF & SAMSON, P.A.